UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 4, 2008
MedQuist Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Boulevard, Suite 300,
Mount Laurel, New Jersey	08054-4632

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 856.206.4000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 4, 2008, the board of directors of MedQuist Inc. (the “Company”) approved an amendment to the Second Amended and Restated By-Laws of the Company (the “Bylaws”) adding a provision to Section 4.4 of the Bylaws that provides that in the event that one or more directors resign from the Company’s board of directors, effective as of a future date, a majority of the Company’s current directors, including the resigning directors, may fill such vacancy or vacancies.
A complete copy of the Company’s Second Amended and Restated Bylaws, as amended, is attached to this report as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the amendment is qualified in its entirety by reference to the text of the Second Amended and Restated By-Laws, as amended. The previous provisions of the Company’s Second Amended and Restated By-Laws are attached as Exhibit 3.1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2007 and, to the extent necessary for compliance with the disclosure requirements of Item 5.03 of Form 8-K, are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.
Reference is made to the Exhibit Index annexed hereto and made a part hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.
July 14, 2008	By:	Mark R. Sullivan
		Name:	Mark R. Sullivan
		Title:	General Counsel, Chief Compliance Officer and Secretary

Exhibit Index

Exhibit No.	Description
3.1	Second Amended and Restated By-Laws, as amended, of MedQuist Inc.